                                                                    Exhibit 99.1

FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareowners and Board of Directors
The Kroger Co.

      In our opinion, the accompanying consolidated balance sheet of The Kroger Co. and the related consolidated statements of operations and accumulated deficit, and cash flows present fairly, in all material respects, the financial position of The Kroger Co. as of January 30, 1999, and the consolidated results of its operations and its cash flows for the twenty-eight days then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
April 30, 1999

                           CONSOLIDATED BALANCE SHEET

                                                              JANUARY 30,
                 (IN THOUSANDS OF DOLLARS)                       1999
--------------------------------------------------------------------------

ASSETS
Current assets
  Cash......................................................  $    85,338
  Receivables...............................................      409,566
  Inventories:
     FIFO cost..............................................    2,273,181
     Less LIFO reserve......................................     (472,932)
                                                              -----------
                                                                1,800,249
  Property held for sale....................................        8,126
  Prepaid and other current assets..........................      425,791
                                                              -----------
       Total current assets.................................    2,729,070
Property, plant and equipment, net..........................    3,806,174
Investments and other assets................................      243,378
                                                              -----------
       TOTAL ASSETS.........................................  $ 6,778,622
                                                              ===========

LIABILITIES
Current liabilities
  Current portion of long-term debt.........................  $   164,026
  Current portion of obligations under capital leases.......       11,377
  Accounts payable..........................................    1,719,105
  Other current liabilities.................................    1,261,862
                                                              -----------
       Total current liabilities............................    3,156,370

Long-term debt..............................................    3,099,816
Obligations under capital leases............................      201,831
Deferred income taxes.......................................      202,155
Other long-term liabilities.................................      467,839
                                                              -----------
       TOTAL LIABILITIES....................................    7,128,011
                                                              -----------

SHAREOWNERS' DEFICIT
Common capital stock, par $1
  Authorized: 1,000,000,000 shares
  Issued: 282,282,502 shares................................      850,854
Accumulated deficit.........................................     (748,792)
Common stock in treasury, at cost
         24,838,335 shares..................................     (451,451)
                                                              -----------
       TOTAL SHAREOWNERS' DEFICIT...........................     (349,389)
                                                              -----------
       TOTAL LIABILITIES AND SHAREOWNERS' DEFICIT...........  $ 6,778,622
                                                              ===========

--------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

                    CONSOLIDATED STATEMENT OF OPERATIONS AND
                              ACCUMULATED DEFICIT

Period Ended January 30, 1999


        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
----------------------------------------------------------------------

Sales...................................................  $  2,160,377
                                                          ------------

Costs and expenses
  Merchandise costs, including warehousing and
     transportation.....................................     1,651,409
  Operating, general and administrative.................       387,983
  Rent..................................................        27,388
  Depreciation and amortization.........................        33,374
  Net interest expense..................................        20,522
                                                          ------------
          Total.........................................     2,120,676
                                                          ------------
Earnings before tax expense.............................        39,701
Tax expense.............................................        14,888
                                                          ------------
          Net earnings..................................  $     24,813
                                                          ============
Accumulated Deficit
  Beginning of period...................................  $   (773,605)
  Net earnings..........................................        24,813
                                                          ------------
  End of period.........................................  $   (748,792)
                                                          ============

Basic earnings per Common Share.........................        $ 0.10
                                                               =======

Average number of common shares used in basic
  calculation...........................................       256,818

Diluted earnings per Common Share.......................        $ 0.09
                                                               =======

Average number of common shares used in diluted
  calculation...........................................       266,506

--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

Period Ended January 30, 1999

                 (IN THOUSANDS OF DOLLARS)
-------------------------------------------------------------------------

Cash Flows From Operating Activities:
  Net earnings..............................................  $    24,813
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................       33,374
     Amortization of deferred financing costs...............          344
     Other changes, net.....................................          703
     Net decrease in cash from changes in
       operating assets and liabilities.....................     (104,689)
                                                              -----------
       Net cash used by operating activities................      (45,455)
                                                              -----------
Cash Flows From Investing Activities:
  Capital expenditures......................................      (52,491)
  Proceeds from sale of assets..............................          412
  Decrease in property held for sale........................          442
  Increase in other investments.............................         (719)
                                                              -----------
       Net cash used by investing activities................      (52,356)
                                                              -----------
Cash Flows From Financing Activities:
  Principal payments under capital lease obligations........         (775)
  Proceeds from issuance of long-term debt..................       75,754
  Reductions in long-term debt..............................       (1,797)
  Outstanding checks........................................      (16,922)
  Proceeds from issuance of capital stock...................        5,880
  Capital stock reacquired..................................         (422)
                                                              -----------
       Net cash provided by financing activities............       61,718
                                                              -----------
Net decrease in cash and temporary cash investments.........      (36,093)
Cash and Temporary Cash Investments:
  Beginning of period.......................................      121,431
                                                              -----------
  End of period.............................................  $    85,338
                                                              ===========
Increase (Decrease) In Cash From Changes In Operating Assets
  And Liabilities:
  Inventories (FIFO)........................................  $   (71,093)
  Receivables...............................................       47,351
  Prepaid and other current assets..........................      (60,024)
  Accounts payable..........................................      (49,603)
  Other current liabilities.................................       12,681
  Deferred income taxes.....................................       14,216
  Other liabilities.........................................        1,783
                                                              -----------
                                                              $  (104,689)
                                                              ===========

--------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All dollar amounts are in thousands except per share amounts.

ACCOUNTING POLICIES
      The following is a summary of the significant accounting policies followed in preparing these financial statements:

  Principles of Consolidation
      The consolidated financial statements include the Company and all of its subsidiaries.
      On January 6, 1999, the Company decided to change its year-end to the Saturday nearest January 31. The twenty-eight days beginning January 3, 1999 and ending January 30, 1999 represent the transition period from the end of the Company's previous fiscal year to the beginning of the Company's new fiscal year, and are referred to throughout these statements as the period ended January 30, 1999.

  Pervasiveness of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during the reporting period also is required. Actual results could differ from those estimates.

  Inventories
      Inventories are stated at the lower of cost or market. Approximately 95% of inventories were valued using the LIFO method. Cost for the balance of the inventories is determined using the FIFO method.

  Property Held for Sale
      Property held for sale includes the net book value of property, plant and equipment that the Company plans to sell. The property is valued at the lower of cost or market on an individual property basis.

  Property, Plant and Equipment
      Property, plant and equipment are stated at cost. Depreciation and amortization, which includes the amortization of assets recorded under capital leases, are computed principally using the straight-line method over the estimated useful lives of individual assets, composite group lives or the initial or remaining terms of leases. Buildings and land improvements are depreciated based on lives varying from ten to 40 years. Equipment depreciation is based on lives varying from three to 15 years. Leasehold improvements are amortized over their useful lives, which vary from four to 25 years.

  Interest Rate Protection Agreements
      The Company uses interest rate swaps to hedge a portion of its borrowings against changes in interest rates. The interest differential to be paid or received is accrued as interest rates change and is recognized over the life of the agreements currently as a component of interest expense. Gains and losses from the disposition of hedge agreements are deferred and amortized over the shorter of the term of the related agreements or borrowings.

  Advertising Costs
      The Company's advertising costs are expensed as incurred and included in "merchandise costs, including warehousing and transportation." Advertising expenses amounted to $27,531 for the period ended January 30, 1999.

  Deferred Income Taxes
      Deferred income taxes are recorded to reflect the tax consequences of differences between the tax bases of assets and liabilities and their financial reporting bases. The types of differences that give rise to significant portions of deferred income tax liabilities or assets relate to: property, plant and equipment; inventories; accruals for compensation-related costs; and other changes. Deferred income taxes are classified as a net current and noncurrent asset or liability based on the classification of the related asset or liability for financial reporting. A deferred tax asset or liability that is not related to an asset or liability for financial reporting is classified according to the expected reversal date. (See Taxes Based on Income footnote.)

  Consolidated Statement of Cash Flows
      For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be temporary cash investments. Outstanding checks, which are included in accounts payable, represent disbursements that are funded as the item is presented for payment.
      Cash paid during the period for interest and income taxes was as follows:

                                                                1999
                                                              --------

Interest....................................................  $ 24,168
Income taxes................................................       412

MERGER

      On October 19, 1998 we announced our intended merger with Fred Meyer, Inc. Under the terms of the merger agreement, Fred Meyer, Inc. shareholders will receive one newly issued share of Kroger common stock for each Fred Meyer, Inc. common share. The transaction will be accounted for as a pooling of interests. We expect to close the transaction in spring, 1999, subject to antitrust clearance and customary closing conditions. Additional information regarding the merger can be found in our current report on Form 8-K dated October 20, 1998.

ONE-TIME EXPENSES

      In the second quarter of 1998, we incurred a $40,800 one-time expense associated with logistics projects. This expense included the costs associated with ending a joint venture related to a warehouse operation that formerly served our Michigan stores and several independent customers. The warehouse is now operated by a third party that distributes our inventory to our Michigan stores. These expenses also included the transition costs related to one of our new warehouses, and one new warehouse facility operated by an unaffiliated entity that provides services to us. These costs included carrying costs of the facilities idled as a result of these new warehouses and the associated employee severance costs. The expenses described above included non-cash asset writedowns of $15,500 and were included in merchandise costs, including warehouse and transportation. The remaining $25,300 of expenses are summarized as follows as of January 30, 1999:

                                                                           CASH        AMOUNT ACCRUED
                                                              EXPENSE    PAYMENTS    AT JANUARY 30, 1999
                                                              -------    --------    -------------------

Employee Severance..........................................  $11,000    $ 6,600          $ 4,400
Carrying Costs of Idled Facilities..........................    9,500      3,400            6,100
Ending the Joint Venture....................................    4,800      4,800
                                                              -------    -------          -------
                                                              $25,300    $14,800          $10,500
                                                              =======    =======          =======

      The employee severance costs will be paid through the second quarter of 1999 and the carrying costs of the idled warehouse facilities are projected to be paid through 2001.

      Additionally, in the second quarter of 1998, we incurred one-time expenses of $11,600 associated with accounting, data and operations consolidations in Texas. These included the cost of closing eight stores and relocating the remaining Dallas office employees to a smaller facility. These expenses, which included non-cash asset writedowns of $2,200, were included in operating, general and administrative expenses. Cash expenses paid to date are $1,000 and the remaining accrual of $8,400 at January 30, 1999 represents estimated rent or lease termination costs that will be paid on closed stores through 2013.

PREPAID AND OTHER CURRENT ASSETS

      Prepaid and other current assets consists of:

                                                                 1999
                                                              -----------

Health and welfare benefit costs............................  $   200,000
Other.......................................................      212,850
                                                              -----------
                                                              $   412,850
                                                              ===========

PROPERTY, PLANT AND EQUIPMENT, NET

      Property, plant and equipment, net consists of:

                                                                 1999
                                                              -----------

Land........................................................  $   397,027
Buildings and land improvements.............................    1,515,117
Equipment...................................................    3,329,815
Leasehold improvements......................................    1,031,461
Construction-in-progress....................................      341,831
Leased property under capital leases........................      297,400
                                                              -----------
                                                                6,912,651
Accumulated depreciation and amortization...................   (3,106,477)
                                                              -----------
                                                              $ 3,806,174
                                                              ===========

      Approximately $271,284, original cost, of Property, Plant and Equipment collateralizes certain mortgage obligations at January 30, 1999.

INVESTMENTS AND OTHER ASSETS

      Investments and other assets consists of:

                                                                1999
                                                              --------

Deferred financing costs....................................  $ 53,531
Goodwill....................................................    48,579
Investments in Debt Securities..............................    67,314
Other.......................................................    73,954
                                                              --------
                                                              $243,378
                                                              ========

      The Company is amortizing deferred financing costs using the interest method. Substantially all goodwill is amortized on the straight-line method over 40 years.

OTHER CURRENT LIABILITIES

      Other current liabilities consists of:

                                                                 1999
                                                              ----------

Salaries and wages..........................................  $  322,350
Taxes, other than income taxes..............................     208,346
Interest....................................................      39,161
Other.......................................................     696,106
                                                              ----------
                                                              $1,265,963
                                                              ==========

TAXES BASED ON INCOME

      The provision for taxes based on income consists of:

                                                                1999
                                                              --------
Federal
  Current...................................................  $ 25,101
  Deferred..................................................   (11,740)
                                                              --------
                                                                13,361
State and local.............................................     1,527
                                                              --------
                                                              $ 14,888
                                                              ========

      A reconciliation of the statutory federal rate and the effective rate is as follows:

                                                              1999
                                                              ----

Statutory rate..............................................  35.0%
State income taxes, net of federal tax benefit..............   2.5
Tax credits.................................................   (.3)
Other, net..................................................    .3
                                                              ----
                                                              37.5%
                                                              ====

      The tax effects of significant temporary differences that comprise deferred tax balances were as follows:

                                                                1999
-----------------------------------------------------------------------

Current deferred tax assets:
  Compensation related costs................................  $  57,601
  Insurance related costs...................................     38,558
  Inventory related costs...................................     52,769
  Other.....................................................     39,768
                                                              ---------
                                                                188,696
                                                              ---------
Current deferred tax liabilities:
  Compensation related costs................................   (104,146)
  Lease accounting..........................................     (4,218)
  Inventory related costs...................................    (67,520)
  Other.....................................................     (4,556)
                                                              ---------
                                                               (180,440)
                                                              ---------
Current deferred taxes, net.................................  $   8,256
                                                              =========
Long-term deferred tax assets:
  Compensation related costs................................  $ 130,122
  Insurance related costs...................................     31,938
  Lease accounting..........................................     26,176
  Other.....................................................     24,333
                                                              ---------
                                                                212,569
                                                              ---------
Long-term deferred tax liabilities:
  Depreciation..............................................   (377,331)
  Compensation related costs................................     (9,831)
  Lease accounting..........................................       (539)
  Deferred charges..........................................     (2,226)
  Other.....................................................    (24,797)
                                                              ---------
                                                               (414,724)
                                                              ---------
Long-term deferred taxes, net...............................  $(202,155)
                                                              =========

DEBT OBLIGATIONS

      Long-term debt consists of:

                                                                 1999
                                                              ----------

Five-Year Credit Agreement..................................  $  919,482
6 3/8% Senior Notes due 2008................................     200,000
7% Senior Notes due 2018....................................     200,000
6% Senior Notes due 2010....................................     200,000
6.8% Senior Notes due 2018..................................     300,000
8.15% Senior Notes due 2006.................................     222,500
7.65% Senior Notes due 2007.................................     200,000
9 7/8% Senior Subordinated Debentures, due 2002.............      77,245
6 3/4% to 9 5/8% Senior Subordinated Notes, due 1999 to
  2009......................................................     145,377
10% Senior Subordinated Notes, due 1999.....................     123,572
10% Mortgage loans, with semi-annual payments due through
  2004......................................................     205,301
3 3/4% to 8 5/8% Industrial Revenue Bonds, due in varying
  amounts through 2021......................................     177,580
7 7/8% to 10 1/4% mortgages, due in varying amounts through
  2017......................................................     281,815
3 1/2% to 10 1/4% notes, due in varying amounts through
  2017......................................................      10,970
                                                              ----------
Total debt..................................................   3,263,842
Less current portion........................................     164,026
                                                              ----------
Total long-term debt........................................  $3,099,816
                                                              ==========

      The aggregate annual maturities and scheduled payments of long-term debt for the five years subsequent to January 30, 1999 are:

1999....................................................    $  164,026
2000....................................................    $  209,525
2001....................................................    $   13,210
2002....................................................    $1,111,302
2003....................................................    $   47,407

  364-Day Credit Agreement and Five-Year Credit Agreement
      The Company has a 364-Day Credit Agreement and a Five-Year Credit Agreement dated as of May 28, 1997 (collectively the "Credit Agreement"). The following constitutes only a summary of the principal terms and conditions of the Credit Agreement. Reference is directed to the Credit Agreement attached as an exhibit to the Company's Current Reports on Form 8-K dated June 2, 1997 and January 8, 1999.
      The 364-Day facility is a revolving credit facility in the amount of $500,000, that terminates on May 29, 1999, unless extended in accordance with its terms. It may be converted into a term loan maturing two years after the conversion unless earlier terminated by the Company as provided in the Credit Agreement. The Five-Year facility is a revolving credit facility in the amount of $1,500,000. It terminates on May 28, 2002, unless extended or earlier terminated by the Company as provided in the Credit Agreement.

  Interest Rates
      Borrowings under the Credit Agreement bear interest at the option of the Company at a rate equal to either (i) the highest, from time to time, of (A) the base rate of Citibank, N.A., (B) 1/2% over a moving average of secondary market morning offering rates for three month certificates of deposit adjusted for reserve requirements, and (C) 1/2% over the federal funds rate or (ii) an adjusted Eurodollar rate based upon the London Interbank Offered Rate ("Eurodollar Rate") plus an Applicable Margin.
      The Applicable Margin for the 364-Day facility varies from .125% to .200% prior to conversion to a term loan facility and thereafter, if exercised by the Company, from .175% to .300%. The Applicable Margin for the Five-Year facility varies from .105% to .175%. In addition, the Company pays a Facility Fee ranging from .050% to .100% on the entire amount of the 364-Day facility and a Facility Fee ranging from .070% to .125% on the entire amount of the Five-Year facility. Both the Applicable Margin and the Facility Fee vary based on the Company's achievement of a financial ratio. As of January 30, 1999, the Applicable Margin for the 364-Day facility was .140% and for the Five-Year facility was .120%. The Facility Fee for the 364-Day facility was .060% and for the Five-Year facility was .080%.

      In December 1998 we amended our Credit Agreement to permit our merger with Fred Meyer (See Merger footnote). The amendments, which become effective when the merger is completed, increase our rates to market rates.

  Prepayment
      The Company may prepay the Credit Agreement, in whole or in part, at any time, without a prepayment penalty. Certain Senior Notes totaling $900,000 are eligible for early redemption at varying times and premiums.

  Certain Covenants
      The Credit Agreement contains covenants which, among other things, restrict dividends and require the maintenance of certain financial ratios and levels, including fixed charge coverage ratios and leverage ratios.

  Senior Subordinated Indebtedness
      Senior Subordinated Indebtedness consists of the following: (i) $250,000 9 7/8% Senior Subordinated Debentures due August 1, 2002, redeemable at any time on or after August 1, 1999, in whole or in part at the option of the Company at par (the Company has repurchased $172,755 of the 9 7/8% Senior Subordinated Debentures in total); (ii) $355,774 6 3/4% to 9 5/8% Senior Subordinated Notes due March 15, 1999 to October 15, 2009, with portions of these issues subject to early redemption by the Company at varying times and premiums (the Company has repurchased or redeemed $210,397 of the notes in total); (iii) the $250,000 10% Senior Subordinated Notes were redeemed at maturity effective May 1, 1999.

  Redemption Event
      Subject to certain conditions (including repayment in full of all obligations under the Credit Agreement or obtaining the requisite consents under the Credit Agreement), the Company's publicly issued debt will be subject to redemption, in whole or in part, at the option of the holder upon the occurrence of a redemption event, upon not less than five days' notice prior to the date of redemption, at a redemption price equal to the default amount, plus a specified premium. "Redemption Event" is defined in the indentures as the occurrence of
(i) any person or group, together with any affiliate thereof, beneficially owning 50% or more of the voting power of the Company or (ii) any one person or group, or affiliate thereof, succeeding in having a majority of its nominees elected to the Company's Board of Directors, in each case, without the consent of a majority of the continuing directors of the Company.

  Mortgage Financing
      During 1989 the Company completed a $612,475, 10% mortgage financing of 127 of its retail properties, distribution warehouse facilities, food processing facilities and other properties (the "Properties"), with a net book value of $325,327 held by 13 newly formed wholly-owned subsidiaries. The wholly-owned subsidiaries mortgaged the Properties, which are leased to the Company or affiliates of the Company, to a newly formed special purpose corporation, Secured Finance Inc.
      The mortgage loans had an original maturity of 15 years. The Properties are subject to the liens of Secured Finance Inc. The mortgage loans are subject to semi-annual payments of interest and principal on $150,000 of the borrowing based on a 30-year payment schedule and interest only on the remaining $462,475 principal amount. The unpaid principal amount will be due on December 15, 2004.
      In total, the Company has prepaid 89 mortgages with an original balance of $348,349. Subsequent to the prepayment the remaining mortgage loans totaled $205,301. The remaining mortgage loans are subject to semi-annual payments of interest and principal on $45,777 based on the original 30-year payment schedule, adjusted for the pre-payment, and interest only on the remaining $159,524 principal amount.

  Commercial Paper
      Under the Credit Agreement the Company is permitted to issue up to $2,000,000 of unrated commercial paper and borrow up to $2,000,000 from the lenders under the Credit Agreement on a competitive bid basis. The total of unrated commercial paper, $280,000 at January 30, 1999, and competitive bid borrowings, $165,000 at January 30, 1999, however, may not exceed $2,000,000. All commercial paper must be supported by availability under the Credit Agreement. These borrowings have been classified as long-term because the Company expects that during 1999 these borrowings will be refinanced using the same type of securities. Additionally, the Company has the ability to refinance the short-term borrowings under the Five-Year facility of the Credit Agreement which matures May 28, 2002.

  Interest Rate Protection Program
      The Company uses derivatives to limit its exposure to rising interest rates. During the period ended January 30, 1999 we followed these guidelines in using derivatives: (i) use average daily bank balance to determine annual debt amounts subject to interest rate exposure, (ii) limit the annual amount of debt subject to interest rate reset and the amount of floating rate debt to a combined total of $1,000,000 or less, (iii) include no leveraged derivative products, and (iv) hedge without regard to profit motive or sensitivity to current mark-to-market status. We review compliance with these guidelines annually with the Financial Policy Committee of the Company's Board of Directors.

      The table below indicates the types of swaps used, their duration, and their respective interest rates.

                                                                 1999
                                                              ----------

Receive fixed swaps
  Notional amount...........................................  $  785,000
  Duration in years.........................................         1.9
  Average receive rate......................................        6.50%
  Average pay rate..........................................        5.30%
Receive variable swaps
  Notional amount...........................................  $  925,000
  Duration in years.........................................         2.3
  Average receive rate......................................        5.57%
  Average pay rate..........................................        7.09%

      In addition, as of January 30, 1999, the Company had entered into a 2 year $75,000 receive variable swap that becomes effective July 1, 1999.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Long-term Investments
      The fair values of these investments are estimated based on quoted market prices for those or similar investments.

  Long-term Debt
      The fair value of the Company's long-term debt, including the current portion thereof, is estimated based on the quoted market price for the same or similar issues. The fair value of $919,482 of long-term debt outstanding under the Company's Credit Agreement approximates carrying value.

  Interest Rate Protection Agreements
      The fair value of these agreements is based on the net present value of the future cash flows using the forward interest rate yield curve in effect at January 30, 1999. If the swaps and caps were canceled as of the year-end the result would have been a net cash outflow. The swaps are linked to the Company's debt portfolio. (See Accounting Policies and Debt Obligations footnotes.)
      The estimated fair values of the Company's financial instruments are as follows:

                                                   JANUARY 30, 1999
                                                ------------------------
                                                              ESTIMATED
                                                 CARRYING        FAIR
                                                  VALUE         VALUE
                                                ----------    ----------

Long-term investments for which it is
  Practicable.................................  $   71,105    $   73,585
  Not Practicable.............................  $    9,070            --
Long-term debt for which it is
  Practicable.................................  $2,793,477    $2,905,295
  Not Practicable.............................  $  470,365            --
Interest Rate Protection Agreements
  Receive fixed swaps.........................  $       --    $   21,800
  Receive variable swaps......................  $       --    $  (43,200)
  Interest rate caps..........................  $       --    $       --
                                                ----------    ----------
                                                $        0    $  (21,400)
                                                ==========    ==========

      The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could actually realize. In addition, the Company is not subjected to a concentration of credit risk related to these instruments.
      The investments for which it was not practicable to estimate fair value relate to equity investments accounted for under the equity method and investments in real estate development partnerships for which there is no market.
      It was not practicable to estimate the fair value of Industrial Revenue Bonds of $177,580, various mortgages of $281,815, and other notes of $10,970 for which there is no market.

LEASES

      The Company operates primarily in leased facilities. Lease terms generally range from 10 to 25 years with options to renew at varying terms. Certain of the leases provide for contingent payments based on a percent of sales.
      Rent expense (under operating leases) consists of:

                                                                1999
                                                              --------

Minimum rentals.............................................  $ 26,367
Contingent payments.........................................     1,021
                                                              --------
                                                              $ 27,388
                                                              ========

      Assets recorded under capital leases consists of:

                                                                1999
                                                              ---------

Distribution and manufacturing facilities...................  $  30,382
Store facilities............................................    267,018
Less accumulated amortization...............................   (133,785)
                                                              ---------
                                                              $ 163,615
                                                              =========

      Minimum annual rentals for the five years subsequent to January 30, 1999 and in the aggregate are:

                                                               CAPITAL      OPERATING
                                                                LEASES        LEASES
                                                              ----------    ----------

1999........................................................  $   36,734    $  345,913
2000........................................................      35,782       323,576
2001........................................................      34,723       303,771
2002........................................................      33,582       286,039
2003........................................................      31,553       275,392
Thereafter..................................................     285,630     2,311,868
                                                              ----------    ----------
                                                                 458,004    $3,846,559
                                                                            ==========
Less estimated executory costs included in capital leases...      16,257
                                                              ----------
Net minimum lease payments under capital leases.............     441,747
Less amount representing interest...........................     228,546
                                                              ----------
Present value of net minimum lease payments under capital
  leases....................................................  $  213,201
                                                              ==========

EARNINGS PER COMMON SHARE

      Basic earnings per common share equals net earnings divided by the weighted average number of common shares outstanding. Diluted earnings per common share equals net earnings divided by the weighted average number of common shares outstanding after giving effect to dilutive stock options.

      The following table provides a reconciliation of earnings before extraordinary loss and shares used in calculating basic earnings per share to those used in calculating diluted earnings per share.

                                 FOR THE PERIOD ENDED
                                   JANUARY 30, 1999
                              ----------------------------
                               INCOME     SHARES     PER-
                              (NUMER-    (DENOMI-   SHARE
                               ATOR)      NATOR)    AMOUNT
                              --------   --------   ------

Basic EPS...................  $ 24,813   256,818    $0.10
Dilutive effect of stock
  option awards.............               9,688
                              --------   -------
Diluted EPS.................  $ 24,813   266,506    $0.09
                              ========   =======

PREFERRED STOCK
      The Company has authorized 5,000,000 shares of voting cumulative preferred stock; 2,000,000 were available for issuance at January 30, 1999. Fifty thousand shares have been designated "Series A Preferred Shares" and are reserved for issuance under the Company's warrant dividend plan. The stock has a par value of $100 and is issuable in series.

COMMON STOCK
      The Company has authorized 1,000,000,000 shares of common stock, $1 par value per share. On January 29, 1997, the Company began repurchasing its common stock in order to reduce dilution caused by the Company's stock option plans. These repurchases were made using the proceeds, including the tax benefit, from options exercised. Further repurchases of up to $100,000 of the Company's common stock were authorized by the Board of Directors during October of 1997. On October 18, 1998, the Company suspended its repurchase program as a result of the merger agreement between the Company and Fred Meyer, Inc. The main trading market for the Company's common stock is the New York Stock Exchange, where it is listed under the symbol KR. For the period ended January 30, 1999, changes in common stock were:

                                                                ISSUED                IN TREASURY
                                                        ----------------------   ---------------------
                                                          SHARES       AMOUNT      SHARES      AMOUNT
                                                        ----------------------------------------------

January 2, 1999.......................................  281,788,752   $836,802   24,831,009   $451,029
Exercise of stock options including restricted stock
  grants..............................................      493,750      6,045        7,326        422
Tax benefit from exercise of non-qualified stock
  options.............................................                   8,007
                                                        -----------   --------   ----------   --------
January 30, 1999......................................  282,282,502   $850,854   24,838,335   $451,451
                                                        ===========   ========   ==========   ========

STOCK OPTION PLANS
      The Company grants options for common stock to employees under various plans, as well as to its non-employee directors owning a minimum of 1,000 shares of common stock of the Company, at an option price equal to the fair market value of the stock at the date of grant. In addition to cash payments, the plans provide for the exercise of options by exchanging issued shares of stock of the Company. At January 30, 1999, 5,028,107 shares of common stock were available for future options. Options generally will expire 10 years from the date of grant. Options vest in one year to five years or, for certain options, upon the Company's stock reaching certain pre-determined market prices within ten years from the date of grant. All grants outstanding become immediately exercisable upon certain changes of control of the Company.
      Changes in options outstanding under the stock option plans, excluding restricted stock grants, were:

                                                                                WEIGHTED AVERAGE
                                                              SHARES SUBJECT      OF EXERCISE
                                                                TO OPTION       PRICE OF OPTIONS
                                                              ----------------------------------
Outstanding, January 2, 1999................................    22,654,791           $19.52
Exercised...................................................      (477,750)          $12.31
Canceled or expired........................................         (1,167)          $26.80
                                                                ----------
Outstanding, January 30, 1999...............................    22,175,874           $19.69
                                                                ==========

      The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock awards and certain options where vesting is contingent upon the Company's stock reaching certain pre-determined market prices. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net income and diluted net earnings per share would have been reduced by approximately $1,254, or less than $.01 per share for the period ended January 30, 1999. There were no stock options granted during the period ended January 30, 1999. A summary of options outstanding and exercisable at January 30, 1999 follows:

                          OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                 ----------------------------------------      ----------------------------
                                 WEIGHTED-
                                  AVERAGE     WEIGHTED-                         WEIGHTED-
                    NUMBER       REMAINING     AVERAGE           OPTIONS         AVERAGE
   RANGE OF      OUTSTANDING    CONTRACTUAL   EXERCISE         EXERCISABLE      EXERCISE
EXERCISE PRICE   AS OF 1/30/99      LIFE         PRICE         AS OF 1/30/99      PRICE
------------------------------------------------------------   ----------------------------
$ 4.85 - $ 6.22      873,506       1.30        $ 6.21              873,506        $ 6.21
  6.47 -   7.85    1,706,452       3.69          7.75            1,706,452          7.75
  8.10 -  10.29    2,206,808       3.43          9.35            2,206,808          9.35
 10.57 -  11.69    2,454,402       5.37         11.68            2,454,402         11.68
 11.72 -  12.66    1,578,792       2.49         11.75            1,578,792         11.75
 12.75 -  12.97    2,941,629       6.30         12.75            2,941,629         12.75
 13.04 -  20.75    4,206,520       7.26         20.34            3,445,112         20.25
 21.19 -  41.63    2,847,824       8.37         26.99            1,276,253         26.79
 42.13 -  54.47    3,359,941       9.30         44.69               14,475         44.48
                  ----------                                    ----------
$ 4.85 - $54.47   22,175,874       6.11        $19.69           16,497,429        $13.86
                  ==========                                    ==========

      Also, the Company may grant restricted stock awards to eligible employee participants. In general, a restricted stock award entitles an employee to receive a stated number of shares of common stock of the Company subject to forfeiture if the employee fails to remain in the continuous employ of the Company for a stipulated period. The holder of an award is entitled to the rights of a shareowner except that the restricted shares and the related rights to vote or receive dividends may not be transferred. The award is charged to earnings over the period in which the employee performs services and is based upon the market value of common stock at the date of grant for those grants without performance contingencies. As of January 30, 1999 awards related to 366,898 shares were outstanding. The charge to earnings for grants with performance-contingent vesting includes share appreciation between the grant date and the vesting date. Incentive shares may be granted under the 1994 plan, which consist of shares of common stock issued subject to achievement of performance goals. No incentive shares were outstanding as of January 30, 1999.

CONTINGENCIES
      The Company continuously evaluates contingencies based upon the best available evidence.
      Management believes that allowances for loss have been provided to the extent necessary and that its assessment of contingencies is reasonable. To the extent that resolution of contingencies results in amounts that vary from management's estimates, future earnings will be charged or credited.
      The principal contingencies are described below:

      Income Taxes -- We have closed all tax years through 1984 with the Internal Revenue Service. The Internal Revenue Service has completed its examination of our tax returns for tax years through 1992. On September 15, 1998, the IRS voluntarily dismissed its appeal against Kroger. This action settled a previously unresolved issue for tax years 1984-1992. One issue remains in dispute with the IRS for tax years 1991 and 1992. We have provided for this and other tax contingencies.
      Insurance -- The Company's workers' compensation risks are self-insured in certain states. In addition, other workers' compensation risks and certain levels of insured general liability risks are based on retrospective premium plans, deductible plans, and self-insured retention plans. The liability for workers' compensation risks is accounted for on a present value basis. Actual claim settlements and expenses incident thereto may differ from the provisions for loss. Property risks have been underwritten by a subsidiary and are reinsured with unrelated insurance companies. Operating divisions and subsidiaries have paid premiums, and the insurance subsidiary has provided loss allowances, based upon actuarially determined estimates.
      Litigation -- The Company is involved in various legal actions arising in the normal course of business. Management is of the opinion that their outcome will not have a material adverse effect on the Company's financial position or results of operations.

WARRANT DIVIDEND PLAN
      On February 28, 1986, the Company adopted a warrant dividend plan providing for stock purchase rights to owners of the Company's common stock. The Plan was amended and restated as of April 4, 1997 and further amended on October 18, 1998. Each right, when exercisable, entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Preferred Shares, par value $100 per share, at $87.50 per one ten-thousandth of a share. The rights will become exercisable, and separately tradeable, ten days after a person or group acquires 10% or more of the Company's common stock or ten business days following a tender offer or exchange offer resulting in a person or group having beneficial ownership of 10% or more of the Company's common stock. In the event the rights become exercisable, each right will entitle the holder the right, if that holder pays the exercise price, to purchase the Company's common stock, having a market value of twice the exercise price of the right. Under certain other circumstances, including certain acquisitions of the Company in a merger or other business combination transaction, or if 50% or more of the Company's assets or earning power are sold under certain circumstances, each right will entitle the holder to receive upon payment of the exercise price, shares of common stock of the acquiring company with a market value of two times the exercise price. At the Company's option, the rights, prior to becoming exercisable, are redeemable in their entirety at a price of $.01 per right. The rights are subject to adjustment and expire March 19, 2006. This summary description of the Plan is qualified in its entirety by the terms of the plan more particularly set forth in the Company's Forms 8-A/A dated April 4, 1997 and October 18, 1998.

OTHER POST EMPLOYMENT BENEFITS
      The Company administers non-contributory defined benefit retirement plans for substantially all non-union employees. Funding for the pension plans is based on a review of the specific requirements and on evaluation of the assets and liabilities of each plan. Employees are eligible to participate upon the attainment of age 21 (25 for participants prior to January 1, 1986) and the completion of one year of service, and benefits are based upon final average salary and years of service. Vesting is based upon years of service.

      In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees. The majority of the Company's employees may become eligible for these benefits if they reach normal retirement age while employed by the Company. Funding of retiree health care and life insurance benefits occurs as claims or premiums are paid.

      Information with respect to change in benefit obligation, change in plan assets, net amounts recognized at end of period, weighted average assumptions and components of net periodic benefit cost follow:

                                                          PENSION BENEFITS          OTHER BENEFITS
                                                          ----------------          --------------
                                                                1999                     1999
                                                             ----------               ---------

CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of period............        $1,039,080               $ 255,951
Service Cost.........................................             2,368                     761
Interest Cost........................................             5,236                   1,291
Plan participants' contributions.....................                -                      263
Benefits paid........................................            (4,050)                 (1,237)
                                                             ----------               ---------
Benefit obligation at end of period..................        $1,042,634               $ 257,029
                                                             ==========               =========

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of period.....        $1,239,441               $      --
Actual return on plan assets.........................            18,719                      --
Employer contribution................................               230                     974
Plan participants' contributions.....................                --                     263
Benefits paid........................................            (4,050)                 (1,237)
                                                             ----------               ---------
Fair value of plan assets at end of period...........        $1,254,340               $      --
                                                             ==========               =========
Pension plan assets include $174,989 of common stock of The Kroger Co. at January 30, 1999.

NET AMOUNT RECOGNIZED AT END OF PERIOD:
Funded status at end of period.......................        $  211,706               $(257,030)
Unrecognized actuarial gain..........................          (218,974)                (38,240)
Unrecognized prior service cost......................            18,675                 (20,820)
Unrecognized net transition asset....................            (5,244)                     --
                                                             ----------               ---------
Net amount recognized at end of period...............        $    6,163               $(316,090)
                                                             ==========               =========
Prepaid benefit cost.................................        $   32,519               $      --
Accrued benefit liability............................           (26,356)               (316,090)
                                                             ----------               ---------
Net amount recognized at end of period...............        $    6,163               $(316,090)
                                                             ==========               =========

                                                          PENSION BENEFITS          OTHER BENEFITS
                                                          ----------------          --------------
                                                                1999                     1999
                                                             ----------               ----------

WEIGHTED AVERAGE ASSUMPTIONS:
Discount rate..........................................         6.75%                    6.75%
Expected return on plan assets.........................         9.50%                     n/a
Rate of compensation increase..........................         3.25%                    3.25%

For measurement purposes, a 5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 and thereafter.

                                             PENSION BENEFITS           OTHER BENEFITS
                                             ----------------           --------------
                                                   1999                      1999
                                                 --------                  --------

COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost............................         $  2,368                  $   761
Interest cost...........................            5,236                    1,291
Expected return on plan assets..........           (7,339)                      --
Amortization of:
     Transition asset...................              (48)                      --
     Prior service cost.................              165                     (164)
     Actuarial (gain) loss..............               (4)                     (50)
                                                 --------                  -------
Net periodic benefit cost...............         $    378                  $ 1,838
                                                 ========                  =======

The accumulated benefit obligation for pension plans with no plan assets was $26,352 as of January 30, 1999.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects:

                                                                 1%
                                                               POINT     1% POINT
                                                              INCREASE   DECREASE
                                                              --------   --------

Effect on total of service and interest cost components.....  $   223    $   (187)
Effect on postretirement benefit obligation.................  $24,719    $(21,889)

The Company also administers certain defined contribution plans for eligible union and non-union employees. The cost of these plans for the period ended January 30, 1999 was $2,136.

The Company participates in various multi-employer plans for substantially all union employees. Benefits are generally based on a fixed amount for each year of service. Contributions and expense for the period ended January 30, 1999 was $6,404.

SEGMENTS

The Company operates retail food and drug stores in the Midwest, South and Southwest. The Company also manufactures and processes food for sale by its supermarkets and others, and also operates convenience stores.

Based on the information monitored by the Company's operating decision makers to manage the business, the Company has identified one reportable segment. Retail operation information consists of results from the Company's retail food and drug store divisions and convenience store divisions. Corporate and all other operation information relates primarily to results from the Company's Corporate office and manufacturing operations, none of which individually meet the quantitative thresholds of a reportable segment. All of the Company's operations are domestic. The Company manages income taxes, LIFO charges, interest income and interest expense on a consolidated basis at the Corporate level.

      Information about the Company's operations by operating segment is as follows:

                                                    CORPORATE AND   AMOUNTS NOT
                                        RETAIL        ALL OTHER     ALLOCATED(A)   CONSOLIDATED
-----------------------------------------------------------------------------------------------
Period ended January 30, 1999
Sales...............................  $ 2,099,949    $   60,428                     $ 2,160,377
Depreciation and amortization.......       27,698         5,676                          33,374
Operating income....................       51,536         8,687       $(20,522)          39,701
Total assets........................    5,604,165     1,174,457                       6,778,622
Capital expenditures................       47,549         4,942                          52,491
-----------------------------------------------------------------------------------------------

Intercompany eliminations are not material.

(A) Amounts not allocated to segments include LIFO charges, interest income, and interest expense.

RECENTLY ISSUED ACCOUNTING STANDARDS
      The Financial Accounting Standards Board issued Statement of Financial Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities". The Company has not yet determined what effect, if any, this statement will have.

COMPREHENSIVE INCOME
      The Company has no items of other comprehensive income in the period presented. Therefore net earnings as presented in the Consolidated Statement of Operations equals comprehensive income.